Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 20% TO $23.18 BILLION
SEATTLE—(BUSINESS WIRE)—July 23, 2015—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2015.
Operating cash flow increased 69% to $8.98 billion for the trailing twelve months, compared with $5.33 billion for the trailing twelve months ended June 30, 2014. Free cash flow increased to $4.37 billion for the trailing twelve months, compared with $1.04 billion for the trailing twelve months ended June 30, 2014.
Common shares outstanding plus shares underlying stock-based awards totaled 488 million on June 30, 2015, compared with 480 million one year ago.
Net sales increased 20% to $23.18 billion in the second quarter, compared with $19.34 billion in second quarter 2014. Excluding the $1.39 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 27% compared to second quarter 2014.
Operating income was $464 million in the second quarter, compared with operating loss of $15 million in second quarter 2014.
Net income was $92 million in the second quarter, or $0.19 per diluted share, compared with net loss of $126 million, or $0.27 per diluted share, in second quarter 2014.

“The teams at Amazon have been working hard for customers,” said Jeff Bezos, founder and CEO of Amazon.com. “We unveiled Amazon Business, opened Amazon Mexico, launched Prime free same-day, rolled out our ninth Prime Now city, broke our Black Friday record with the first-ever Prime Day, received 11 Emmy nominations for Transparent, debuted six new kids pilots, brought Echo to general availability, introduced the Alexa Skills Kit and Alexa Voice Service, opened FBA Small and Light, continued to double down on our fastest growing geography — India, launched 350 significant AWS features and services so far this year (ahead of last year’s pace), introduced AWS Educate, and entered into agreements for new solar and wind farms — enough to exceed our 2016 goal of 40% renewable energy.”
Highlights

•
Amazon celebrated Prime Day on July 15th, a global shopping event that offered Prime members more deals than Black Friday. More new members tried Prime worldwide than any single day in Amazon history. Customers purchased more units on Prime Day than Black Friday 2014, and saved millions of dollars on deals around the world. Sellers using Fulfillment by Amazon (FBA) also benefited, experiencing record-breaking unit sales on Prime Day.

•
Amazon launched Prime free same-day delivery in 14 U.S. metro areas, serving more than 500 cities and towns. Prime members can choose from over one million items and order as late as noon to receive their order on the same day, for free.

•
Prime Now expanded to three additional cities including London, the first international location to offer the service. Prime Now is available in nine cities, bringing Prime members one-hour delivery on thousands of daily essentials.

•
Amazon Echo, the first device designed entirely around your voice, moved to general availability in the U.S. Customer response to Echo has been overwhelmingly positive with over 14,000 5-star reviews and an average customer rating of 4.5 stars.

•
Amazon announced the Alexa Fund — named for Alexa, the cloud-based voice service that powers Echo — which will invest up to $100 million to support developers, manufacturers, and start-ups of all sizes to create new experiences designed around the human voice.

•	Amazon opened the Alexa Voice Service to third-party hardware makers, giving them the tools to integrate Alexa into internet-connected devices.

•	Amazon introduced the Alexa Skills Kit, a free SDK that makes it fast and easy for developers to create new voice-driven capabilities for Alexa.

•	Amazon introduced the new Kindle Paperwhite with twice the pixels of the previous Paperwhite, the exclusive Bookerly font, and a new typesetting engine for more beautiful pages.

•
Amazon announced the expansion of the Fire HD Kids Edition tablet to the U.K. and Germany. Fire HD Kids Edition is the first tablet built from the ground up for kids, and comes with a two-year worry-free guarantee and access to thousands of kid-friendly books, videos, educational apps, and games.

•	Amazon Fire TV now offers nearly 2,000 channels, apps, and games. Popular new additions include STARZ Play, Candy Crush Saga, and Popcornflix.

•	Amazon Original Series Transparent is the most nominated Comedy Series at this year’s Emmys with 11 nominations, including Outstanding Comedy Series and Lead Actor, Comedy (Jeffrey Tambor).

•	Amazon Original Series Tumble Leaf won five Daytime Emmy Awards, including Outstanding Preschool Children’s Animated Program.

•	Amazon Studios launched six new pilots for kids and debuted a second season of Annedroids on Prime Instant Video.

•	Amazon announced Amazon Business, a new business-to-business marketplace that offers hundreds of millions of products.

•
Amazon introduced the FBA Small and Light program, a new fulfillment solution for fast-moving, small, and light products that increases free shipping selection for customers and provides a low-cost shipping option for sellers.

•	The Council of Fashion Designers of America held the inaugural showcase for American men’s fashion, New York Fashion Week: Men’s, which was presented by Amazon Fashion, East Dane, and MyHabit.

•
Amazon announced the launch of its Mexico physical goods store, Amazon.com.mx, with the largest selection in Mexico and more categories, items, and features than any previous Amazon launch anywhere in the world. Amazon also launched Selling on Amazon and FBA in Mexico, allowing third-party sellers to list and sell their products at Amazon.com.mx.

•	Amazon announced the Global Selling Program for sellers in India, which enables them to access hundreds of millions of customers around the world.

•	Amazon.in introduced Sunday delivery across 100 cities in India for all FBA products at no additional cost.

•	Amazon India continues to be Amazon’s fastest growing geography in sales, and India’s largest online store with over 25 million products.

•	Amazon Prime members in Italy now receive free one-day shipping on more than one million items with their Prime subscription.

•
Amazon hosted its first-ever “Amazon Academy” in Berlin. Over 250 sellers, software developers, and authors from across Germany gathered to share their experiences and ideas on how to build thriving businesses and careers with Amazon’s platforms. Additional Amazon Academy events are scheduled for this fall across Europe.

•	Amazon has tripled the selection available on the Amazon Global Store on Amazon.cn, allowing Chinese customers to choose from three million products curated from the U.S. Amazon website.

•	Amazon Web Services (AWS) announced that it will open a new region in India in 2016, which will enable customers to run workloads in India and serve Indian end-users with even better latency.

•	AWS announced that the EU (Frankfurt) region, which opened in October 2014, is AWS’ fastest growing international region to date.

•	AWS announced AWS Educate, a free program that helps educators and students use real-world cloud technology in the classroom to prepare students for the cloud workforce.

•	AWS entered into separate agreements to support the construction and operation of Amazon Solar Farm U.S. East and
Amazon Wind Farm U.S. East. These are expected to generate approximately 170,000 megawatt hours (MWh) of solar power and 670,000 MWh of wind energy on an annual basis. The energy generated from these facilities will be delivered into the electrical grids that power both current and future AWS data centers.

•	AWS announced Amazon API Gateway, a new fully managed service that makes it easy for AWS customers to create, publish, maintain, monitor, and secure APIs at any scale.

•
AWS Device Farm is a new service that helps mobile app developers quickly and securely test their apps on smartphones, tablets, and other devices to improve the quality of their Android and Fire OS apps.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 23, 2015, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.

Third Quarter 2015 Guidance

•	Net sales are expected to be between $23.3 billion and $25.5 billion, or to grow between 13% and 24% compared with third quarter 2014.

•	Operating income (loss) is expected to be between $(480) million and $70 million, compared to $(544) million in third quarter 2014.

•
This guidance includes approximately $580 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire phone, Fire tablets, Fire TV, and Amazon Echo are some of the products and services pioneered by Amazon.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$10,237	$5,074	$14,557	$8,658	$5,057	$3,704
OPERATING ACTIVITIES:
Net income (loss)	92	(126)	35	(18)	(188)	181
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,504	1,109	2,930	2,119	5,557	3,916
Stock-based compensation	563	391	969	711	1,755	1,318
Other operating expense (income), net	42	28	87	62	153	113
Losses (gains) on sales of marketable securities, net	1	(1)	2	(1)	(1)	1
Other expense (income), net	18	(8)	109	(57)	229	(1)
Deferred income taxes	(43)	(49)	(45)	(234)	(130)	(332)
Excess tax benefits from stock-based compensation	(95)	—	(117)	(121)	(1)	(199)
Changes in operating assets and liabilities:
Inventories	(27)	92	693	791	(1,291)	(1,124)
Accounts receivable, net and other	(430)	(299)	11	428	(1,456)	(936)
Accounts payable	373	(344)	(3,876)	(5,018)	2,901	1,056
Accrued expenses and other	(129)	(15)	(1,068)	(746)	387	770
Additions to unearned revenue	1,397	894	3,200	1,986	5,647	3,477
Amortization of previously unearned revenue	(1,269)	(810)	(2,432)	(1,542)	(4,582)	(2,913)
Net cash provided by (used in) operating activities	1,997	862	498	(1,640)	8,980	5,327
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,213)	(1,290)	(2,084)	(2,370)	(4,607)	(4,288)
Acquisitions, net of cash acquired, and other	(8)	(67)	(374)	(66)	(1,287)	(127)
Sales and maturities of marketable securities	470	962	845	1,555	2,639	2,565
Purchases of marketable securities	(625)	(336)	(1,610)	(773)	(3,379)	(1,710)
Net cash provided by (used in) investing activities	(1,376)	(731)	(3,223)	(1,654)	(6,634)	(3,560)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	95	—	117	121	1	199
Proceeds from long-term debt	44	286	226	351	6,236	627
Repayments of long-term debt	(215)	(178)	(531)	(247)	(797)	(334)
Principal repayments of capital lease obligations	(580)	(285)	(1,082)	(535)	(1,832)	(969)
Principal repayments of finance lease obligations	(35)	(12)	(74)	(54)	(155)	(60)
Net cash provided by (used in) financing activities	(691)	(189)	(1,344)	(364)	3,453	(537)
Foreign-currency effect on cash and cash equivalents	102	41	(219)	57	(587)	123
Net increase (decrease) in cash and cash equivalents	32	(17)	(4,288)	(3,601)	5,212	1,353
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,269	$5,057	$10,269	$5,057	$10,269	$5,057
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$152	$31	$169	$49	$212	$94
Cash paid for income taxes (net of refunds)	65	71	119	109	188	158
Property and equipment acquired under capital leases	1,384	920	2,338	1,636	4,710	2,716
Property and equipment acquired under build-to-suit leases	153	237	256	363	813	846

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net product sales	$17,104	$15,251	$34,187	$30,956
Net service sales	6,081	4,089	11,714	8,125
Total net sales	23,185	19,340	45,901	39,081
Operating expenses (1):
Cost of sales	15,160	13,399	30,555	27,453
Fulfillment	2,876	2,382	5,634	4,699
Marketing	1,150	943	2,233	1,813
Technology and content	3,020	2,226	5,774	4,217
General and administrative	467	377	894	704
Other operating expense (income), net	48	28	92	63
Total operating expenses	22,721	19,355	45,182	38,949
Income (loss) from operations	464	(15)	719	132
Interest income	12	11	23	21
Interest expense	(114)	(45)	(228)	(87)
Other income (expense), net	—	22	(131)	27
Total non-operating income (expense)	(102)	(12)	(336)	(39)
Income (loss) before income taxes	362	(27)	383	93
Provision for income taxes	(266)	(94)	(337)	(167)
Equity-method investment activity, net of tax	(4)	(5)	(11)	56
Net income (loss)	$92	$(126)	$35	$(18)
Basic earnings per share	$0.20	$(0.27)	$0.07	$(0.04)
Diluted earnings per share	$0.19	$(0.27)	$0.07	$(0.04)
Weighted average shares used in computation of earnings per share:
Basic	467	461	466	460
Diluted	476	461	475	460
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$132	$104	$222	$184
Marketing	50	32	84	59
Technology and content	319	206	552	375
General and administrative	62	49	111	93

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$92	$(126)	$35	$(18)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $1, $0, $0, and $1	128	11	(114)	39
Net change in unrealized gains on available-for-sale securities:
Unrealized gains, net of tax of $(8), $0, $(8), and $(1)	6	3	7	4
Reclassification adjustment for losses included in “Other income (expense), net,” net of tax of $0, $0, $(1), and $0	1	(1)	1	(1)
Net unrealized gains on available-for-sale securities	7	2	8	3
Total other comprehensive income (loss)	135	13	(106)	42
Comprehensive income (loss)	$227	$(113)	$(71)	$24

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
North America
Net sales	$13,796	$10,994	$27,202	$21,802
Segment operating expenses (1)	13,093	10,665	25,982	21,183
Segment operating income	$703	$329	$1,220	$619
International
Net sales	$7,565	$7,341	$15,310	$15,224
Segment operating expenses (1)	7,584	7,343	15,405	15,259
Segment operating income (loss)	$(19)	$(2)	$(95)	$(35)
AWS
Net sales	$1,824	$1,005	$3,389	$2,055
Segment operating expenses (1)	1,433	928	2,734	1,733
Segment operating income	$391	$77	$655	$322
Consolidated
Net sales	$23,185	$19,340	$45,901	$39,081
Segment operating expenses (1)	22,110	18,936	44,121	38,175
Segment operating income	1,075	404	1,780	906
Stock-based compensation	(563)	(391)	(969)	(711)
Other operating income (expense), net	(48)	(28)	(92)	(63)
Income (loss) from operations	464	(15)	719	132
Total non-operating income (expense)	(102)	(12)	(336)	(39)
Provision for income taxes	(266)	(94)	(337)	(167)
Equity-method investment activity, net of tax	(4)	(5)	(11)	56
Net income (loss)	$92	$(126)	$35	$(18)
Segment Highlights:
Y/Y net sales growth:
North America	26%	25%	25%	24%
International	3	18	1	18
AWS	81	43	65	55
Consolidated	20	23	17	23
Net sales mix:
North America	59%	57%	59%	56%
International	33	38	33	39
AWS	8	5	8	5
Consolidated	100%	100%	100%	100%
______________________________

(1)	Excludes stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales:
North America
Media	$2,620	$2,464	$5,589	$5,289
Electronics and other general merchandise	10,987	8,366	21,237	16,196
Other (1)	189	164	376	317
Total North America	$13,796	$10,994	$27,202	$21,802
International
Media	$2,094	$2,380	$4,413	$5,022
Electronics and other general merchandise	5,425	4,912	10,804	10,100
Other (1)	46	49	93	102
Total International	$7,565	$7,341	$15,310	$15,224

Year-over-year Percentage Growth:
North America
Media	6%	13%	6%	13%
Electronics and other general merchandise	31	29	31	28
Other	16	17	19	18
Total North America	26	25	25	24
International
Media	(12)%	7%	(12)%	5%
Electronics and other general merchandise	10	25	7	26
Other	(7)	4	(10)	8
Total International	3	18	1	18
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	7%	14%	6%	13%
Electronics and other general merchandise	32	29	31	29
Other	16	17	19	18
Total North America	26	25	25	24
International
Media	3%	4%	2%	4%
Electronics and other general merchandise	31	20	26	23
Other	8	(1)	5	5
Total International	22	14	18	16
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,269	$14,557
Marketable securities	3,732	2,859
Inventories	7,470	8,299
Accounts receivable, net and other	4,920	5,612
Total current assets	26,391	31,327
Property and equipment, net	19,479	16,967
Goodwill	3,523	3,319
Other assets	3,047	2,892
Total assets	$52,440	$54,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,391	$16,459
Accrued expenses and other	8,959	9,807
Unearned revenue	2,562	1,823
Total current liabilities	23,912	28,089
Long-term debt	8,250	8,265
Other long-term liabilities	8,510	7,410
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 491 and 488
Outstanding shares — 468 and 465	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	12,233	11,135
Accumulated other comprehensive loss	(617)	(511)
Retained earnings	1,984	1,949
Total stockholders’ equity	11,768	10,741
Total liabilities and stockholders’ equity	$52,440	$54,505

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$5,327	$5,705	$6,842	$7,845	$8,980	69%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$4,288	$4,628	$4,893	$4,684	$4,607	7%
Principal repayments of capital lease obligations -- TTM	$969	$1,103	$1,285	$1,537	$1,832	89%
Principal repayments of finance lease obligations -- TTM	$60	$73	$135	$132	$155	162%
Property and equipment acquired under capital leases -- TTM	$2,716	$3,347	$4,008	$4,246	$4,710	73%
Free cash flow -- TTM (1)	$1,039	$1,077	$1,949	$3,161	$4,373	321%
Free cash flow -- TTM Y/Y growth (decline)	292%	178%	(4)%	112%	321%	N/A
Invested capital (2)	$17,743	$18,715	$21,021	$23,090	$25,289	43%
Return on invested capital (3)	6%	6%	9%	14%	17%	N/A
Free cash flow less lease principal repayments -- TTM (4)	$10	$(99)	$529	$1,492	$2,386	N/A
Free cash flow less finance lease principal repayments and capital acquired under capital leases -- TTM (5)	$(1,737)	$(2,343)	$(2,194)	$(1,217)	$(492)	(72)%
Common shares and stock-based awards outstanding	480	481	483	483	488	2%
Common shares outstanding	462	463	465	466	468	1%
Stock awards outstanding	18	18	18	17	20	16%
Stock awards outstanding -- % of common shares outstanding	3.9%	3.9%	3.8%	3.8%	4.4%	N/A
Results of Operations
Worldwide (WW) net sales	$19,340	$20,579	$29,328	$22,717	$23,185	20%
WW net sales -- Y/Y growth, excluding F/X	22%	20%	18%	22%	27%	N/A
WW net sales -- TTM	$81,759	$85,246	$88,988	$91,963	$95,808	17%
WW net sales -- TTM Y/Y growth, excluding F/X	23%	22%	20%	20%	22%	N/A
Operating income (loss)	$(15)	$(544)	$591	$255	$464	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(158)%	N/A	22%	90%	N/A	N/A
Operating margin -- % of WW net sales	(0.1)%	(2.6)%	2.0%	1.1%	2.0%	N/A
Operating income -- TTM	$617	$97	$178	$287	$765	24%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(11)%	(94)%	(79)%	(56)%	35%	N/A
Operating margin -- TTM % of WW net sales	0.8%	0.1%	0.2%	0.3%	0.8%	N/A
Net income (loss)	$(126)	$(437)	$214	$(57)	$92	N/A
Net income (loss) per diluted share	$(0.27)	$(0.95)	$0.45	$(0.12)	$0.19	N/A
Net income (loss) -- TTM	$181	$(216)	$(241)	$(405)	$(188)	(204)%
Net income (loss) per diluted share -- TTM	$0.39	$(0.47)	$(0.52)	$(0.88)	$(0.41)	(203)%
______________________________

(1)	“Free cash flow” is defined as net cash provided by operating activities less cash expenditures for purchases of property and equipment, including internal-use software and website development.

(2)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(3)	TTM Free Cash Flow divided by Invested Capital.

(4)
“Free cash flow less lease principal repayments” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of capital lease obligations, and (iii) principal repayments of finance lease obligations. Free cash flow less lease principal repayments approximates the actual payments of cash for our capital and finance leases.

(5)
“Free cash flow less finance lease principal repayments and capital acquired under capital leases” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of finance lease obligations, and (iii) property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased for cash, which is not the case as these assets have been leased.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Y/Y % Change
Segments
North America Segment:
Net sales	$10,994	$11,699	$17,333	$13,406	$13,796	26%
Net sales -- Y/Y growth, excluding F/X	25%	23%	21%	24%	26%	N/A
Net sales -- TTM			$50,834	$53,432	$56,233	23%
Operating income (loss)	$329	$(60)	$733	$517	$703	113%
Operating income/loss -- Y/Y growth, excluding F/X				77%	111%	N/A
Operating margin -- % of North America net sales	3.0%	(0.5)%	4.2%	3.9%	5.1%	N/A
Operating income -- TTM			$1,292	$1,520	$1,893	N/A
Operating margin -- TTM % of North America net sales			2.5%	2.8%	3.4%	N/A
International Segment:
Net sales	$7,341	$7,711	$10,575	$7,745	$7,565	3%
Net sales -- Y/Y growth, excluding F/X	14%	13%	12%	14%	22%	N/A
Net sales -- TTM			$33,510	$33,371	$33,598	4%
Net sales -- TTM % of WW net sales			38%	36%	35%	N/A
Operating income (loss)	$(2)	$(174)	$65	$(76)	$(19)	734%
Operating income/loss -- Y/Y growth (decline), excluding F/X				N/A	N/A	N/A
Operating margin -- % of International net sales	—%	(2.3)%	0.6%	(1.0)%	(0.2)%	N/A
Operating income (loss) -- TTM			$(144)	$(188)	$(205)	N/A
Operating margin -- TTM % of International net sales			(0.4)%	(0.6)%	(0.6)%	N/A
AWS Segment:
Net sales	$1,005	$1,169	$1,420	$1,566	$1,824	81%
Net sales -- Y/Y growth, excluding F/X	43%	43%	47%	49%	81%	N/A
Net sales -- TTM			4,644	$5,160	$5,977	56%
Net sales -- TTM % of WW net sales			5%	6%	6%	N/A
Operating income	$77	$98	$240	$265	$391	407%
Operating income -- Y/Y growth (decline), excluding F/X				(13)%	314%	N/A
Operating margin -- % of AWS net sales	7.7%	8.4%	16.9%	16.9%	21.4%	N/A
Operating income -- TTM			660	$680	$993	N/A
Operating margin -- TTM % of AWS net sales			14.2%	13.2%	16.6%	N/A
Consolidated Segments:
Operating expenses (6)	$18,936	$20,715	$28,290	$22,011	$22,110	17%
Operating expenses -- TTM (6)	$79,710	$83,599	$87,180	$89,951	$93,126	17%
Operating income (loss)	$404	$(136)	$1,038	$706	$1,075	166%
Operating income/loss -- Y/Y growth (decline), excluding F/X	(9)%	(151)%	22%	45%	168%	N/A
Operating margin -- % of Consolidated net sales	2.1%	(0.7)%	3.5%	3.1%	4.6%	N/A
Operating income -- TTM	$2,049	$1,647	$1,808	$2,012	$2,682	31%
Operating income -- TTM Y/Y growth (decline), excluding F/X	14%	(12)%	(10)%	(1)%	34%	N/A
Operating margin -- TTM % of Consolidated net sales	2.5%	1.9%	2.0%	2.2%	2.8%	N/A
______________________________

(6)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,464	$2,734	$3,544	$2,969	$2,620	6%
Media -- Y/Y growth, excluding F/X	14%	5%	1%	5%	7%	N/A
Media -- TTM	$11,411	$11,536	$11,567	$11,711	$11,867	4%
Electronics and other general merchandise	$8,366	$8,793	$13,529	$10,250	$10,987	31%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	29%	31%	27%	31%	32%	N/A
Electronics and other general merchandise -- TTM	$33,575	$35,636	$38,517	$40,938	$43,559	30%
Electronics and other general merchandise -- TTM % of North America net sales	74%	74%	76%	77%	77%	N/A
Other	$164	$172	$260	$187	$189	16%
Supplemental International Segment Net Sales:
Media	$2,380	$2,510	$3,406	$2,320	$2,094	(12)%
Media -- Y/Y growth, excluding F/X	4%	3%	(1)%	2%	3%	N/A
Media -- TTM	$11,160	$11,246	$10,938	$10,615	$10,329	(7)%
Electronics and other general merchandise	$4,912	$5,160	$7,109	$5,378	$5,425	10%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	20%	19%	19%	21%	31%	N/A
Electronics and other general merchandise -- TTM	$20,894	$21,737	$22,369	$22,559	$23,072	10%
Electronics and other general merchandise -- TTM % of International net sales	65%	65%	67%	68%	69%	N/A
Other	$49	$41	$60	$47	$46	(7)%
Balance Sheet
Cash and marketable securities	$7,986	$6,883	$17,416	$13,781	$14,001	75%
Inventory, net -- ending	$6,644	$7,316	$8,299	$7,369	$7,470	12%
Inventory turnover, average -- TTM	9.1	8.9	8.6	8.8	8.9	(2)%
Property and equipment, net	$14,089	$15,702	$16,967	$17,736	$19,479	38%
Accounts payable -- ending	$10,457	$11,811	$16,459	$11,917	$12,391	18%
Accounts payable days -- ending	71	74	73	70	74	5%
Other
WW shipping revenue	$889	$1,048	$1,701	$1,299	$1,399	57%
WW shipping costs	$1,812	$2,020	$3,049	$2,309	$2,340	29%
WW net shipping costs	$923	$972	$1,348	$1,010	$941	2%
WW net shipping costs -- % of net sales (7)	5.0%	5.0%	4.8%	4.8%	4.4%	N/A
WW paid units -- Y/Y growth	23%	21%	20%	20%	22%	N/A
WW seller unit mix -- % of WW paid units	41%	42%	43%	44%	45%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	132,600	149,500	154,100	165,000	183,100	38%
______________________________

(7)	Includes North America and International segment net sales.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr